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                                                                    EXHIBIT 23.5

                         CONSENT OF GARRY J. SCHEURING


      I, Garry J. Scheuring, hereby consent to being named in the documents incorporated by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, relating to the PNC Bank Corp. Incentive Savings Plan, as amended and restated, as a person who will become a director of PNC Bank Corp.



                                                        /s/ Garry J. Scheuring

                                                        Garry J. Scheuring

November 16, 1995